UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

January 31, 2005

Date of Report (Date of earliest event reported)

ATLANTIS PLASTICS, INC.

(Exact Name of Registrant as Specified in Charter)

FLORIDA	001-09487	06-1088270

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1870 THE EXCHANGE, SUITE 200
ATLANTA, GEORGIA
30339

(Address of Principal Executive Offices) (Zip Code)

(800) 497-7659

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

     On January 31, 2005, Atlantis Plastics, Inc. (the “Company”) agreed to cancel certain outstanding stock options of Anthony F. Bova, the Company’s President and Chief Executive Officer, for a payment, either in cash or a combination of Company stock and cash, of approximately $2.3 million.

     As described in the press release attached as Exhibit 99.1 to this Report, the Company intends to use the proceeds from a proposed financing, in part, to pay a special dividend to its shareholders of up to an aggregate of $98 million, or approximately $12.50 per share. The purpose of the option cancellation arrangement is to provide Mr. Bova with a payment similar to the dividend he would otherwise have received on the shares issuable upon the exercise of the options to be cancelled.

     Pursuant to the arrangement, the Company will cancel three fully vested stock options previously granted to Mr. Bova that would have otherwise expired on January 31, 2005, covering the purchase of up to an aggregate of 350,000 shares (the “Cancelled Options”). In exchange for the option cancellation, Mr. Bova will receive a payment (the “Payment”) equal to approximately $2.3 million, the net option equivalent value of the Cancelled Options. The Payment was calculated by multiplying (a) $12.00 by (b) the net number of shares Mr. Bova would have received had he “net exercised” the Cancelled Options. (In a net exercise, the option holder pays the exercise price of the option by canceling a portion of the shares that would otherwise have been received upon exercise of the option). The Payment will be made on the earlier of the date the Company pays the proposed dividend to it shareholders or July 29, 2005. If the Company pays the proposed dividend on or before July 29, 2005, the Payment will be made on such date in cash, otherwise the Payment will be made on July 29, 2005 in a combination of 40% cash and 60% Company stock.

Item 7.01. Regulation FD Disclosure.

     On February 3, 2005, the registrant issued a press release announcing that it intends to pursue a $220 million secured financing in lieu of the previously announced offering of Senior Subordinated Notes pursuant to Rule 144A of the Securities Act. A copy of the registrant’s press release is attached hereto as Exhibit 99.1 and is by incorporated reference herein.

     The information in this report on Form 8-K (including the exhibits) furnished pursuant to Item 7.01 shall not be deemed to be “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section.

     The registrant does not have, and expressly disclaims, any obligation to release any updates or any changes in its expectations or any change in events, conditions, or circumstances on which any forward-looking statement is based.

     The text included with this report is available on our website located at www.atlantisstock.com, although we reserve the right to discontinue that availability at any time.

Item 9.01. Financial Statements and Exhibits

     (a) Financial Statements of Business Acquired.

          Not applicable.

     (b) Pro Forma Financial Information.

          Not applicable.

     (c) Exhibits.

Exhibit
Number	Exhibits

99.1	Press Release from the registrant, dated February 3, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATLANTIS PLASTICS, INC.
Date: February 4, 2005	By:	/s/ Paul G. Saari
Paul G. Saari
Senior Vice President, Finance and Chief Financial

EXHIBIT INDEX

99.1	Press Release from the registrant, dated February 3, 2005.